Exhibit 99.1
Dear [CUSTOMER],
CoreSite’s purpose is to provide you with trusted and connectivity-rich data communities to power your digital transformation and create a more collaborative world. Our success has been, and continues to be, dependent on your success as our valued customer. We appreciate our role as your business ally, entrusted with your critical infrastructure, so you are ready for what’s next.
To that end, today CoreSite announced that we have entered into an agreement to be acquired by American Tower Corporation, a leading global provider of wireless communications infrastructure, including towers and next generation wireless technologies. The transaction will create a differentiated, comprehensive and interconnected communications real estate platform optimally positioned to benefit from the convergence of wireline and wireless networks amid accelerating global 5G deployments. Please reference our press release announcing this transaction here [LINK].
By combining the connectivity, talent, and resources of our two companies, we will be even better equipped to deliver superior service and innovative hybrid IT solutions to future-proof your digital business. This transaction brings together American Tower’s wireless connectivity at the mobile edge and CoreSite’s highly interconnected data center campuses and native cloud onramps at the core edge to create a new extended edge. As a result, you will gain the ability to use additional communications infrastructure to deliver a seamless experience to your customers.
Harnessing the complementary power of the core and mobile edge will also enable you to take full advantage of the potential of 5G, using the integration between wireless data networks, interconnected data center campuses, and native cloud onramps in an interoperable digital supply chain. In addition, with American Tower’s global footprint, our combined company will be well positioned to improve CoreSite’s ability to support your future business initiatives and scale into new metro areas and internationally.
We expect the transaction to be completed by the end of the year, or shortly thereafter, subject to customary closing conditions. There are no immediate changes to the way you do business with CoreSite, and your current points of contact remain the same.
As we move towards closing, planning will take place to assure that in every phase of this process, your needs are always met and we continue to deliver the high quality service and solutions you expect from CoreSite. In the interim, if you have any questions, please do not hesitate to reach out to your sales representative or client services representative.
Thank you for your support and partnership. This is an exciting development for CoreSite and we look forward to continuing to provide you with exceptional interconnection solutions, delivered by best-in-class service, for many years to come.
Sincerely,
Paul Szurek, CEO

Additional Information and Where to Find It
The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of CoreSite nor is it a substitute for any tender offer materials that American Tower, Appleseed Holdco LLC, Appleseed Merger Sub LLC or CoreSite will file with the SEC. A solicitation and an offer to buy shares of CoreSite will be made only pursuant to an offer to purchase and related materials that American Tower intends to file with the SEC. At the time the tender offer is commenced, American Tower will file a Tender Offer Statement on Schedule TO with the SEC, and CoreSite will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. CORESITE’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be sent to all stockholders of CoreSite at no expense to them. The Tender Offer Statement and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting American Tower or CoreSite. Copies of the documents filed with the SEC by American Tower will be available free of charge under the “Investor Relations” section of American Tower’s website at www.americantower.com. Copies of the documents filed with the SEC by CoreSite will be available free of charge under the “Investors” section of CoreSite’s website at www.coresite.com.
In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, American Tower and CoreSite file annual, quarterly and current reports, proxy statements and other information with the SEC. American Tower’s and CoreSite’s filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Forward-Looking Statements
This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: uncertainties as to the timing of the tender offer and mergers; uncertainties as to how many of CoreSite’s stockholders will tender their stock in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of the transaction on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the geographic concentration of CoreSite’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain CoreSite’s status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; the effects on CoreSite’s business operations, demand for CoreSite’s services and general economic conditions resulting from the spread of the novel coronavirus (“COVID-19”) in CoreSite’s markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect CoreSite’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, CoreSite disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the CoreSite’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in CoreSite’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by CoreSite from time to time with the SEC, including current reports on Form 8-K and quarterly reports on Form 10-Q, as well as the Schedule 14D-9 to be filed by CoreSite and the Schedule TO and related tender offer documents to be filed by American Tower and Appleseed Merger Sub LLC. All forward-looking statements are based on information currently available to American Tower and CoreSite, and American Tower and CoreSite assume no obligation and disclaim any intent to update any such forward-looking statements.